UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2021

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 632-5600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on February 18, 2020, LendingClub Corporation (“LendingClub”) and Radius Bancorp, Inc. (“Radius”) entered into an Agreement and Plan of Merger, by and among LendingClub, a wholly owned-subsidiary of LendingClub and Radius, pursuant to which LendingClub agreed to acquire Radius and thereby acquire its wholly-owned subsidiary, Radius Bank (the “Merger”).

On February 1, 2021, the Merger was completed and thereby LendingClub acquired Radius and Radius Bank. In connection with the Merger the stockholders of Radius received consideration of approximately $140 million in cash and 3,761,114 shares of LendingClub common stock.

On February 1, 2021, the Company issued a press release announcing the completion of the Merger. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in response to this Item by reference thereto.

Item 8.01	Other Events

Upon the completion of the Merger, LendingClub’s Temporary Bank Charter Protection Agreement, dated February 18, 2020, expired in accordance with its terms.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Radius’ financial statements will be filed by amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

Pro forma financial information will be filed by amendment to this Current Report on Form 8-K.

(d)	Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated February 1, 2021
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	February 1, 2021	By:	/s/ Brandon Pace
Brandon Pace
Chief Administrative Officer and Corporate Secretary
(duly authorized officer)